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                                                                   Exhibit 3-121
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
     STATE OF DELAWARE
     SECRETARY OF STATE
  DIVISION OF CORPORATIONS
 FILED 09:00 AM 11/19/1998
    981446921 - 2978134
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                            Certificate of Formation

                                       of

                        GENESIS-GEORGETOWN SNF/JV, L.L.C.


   FIRST: The name of the limited liability company is Genesis-Georgetown SNF/ JV, L.L.C.

   SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801. The name of its registered agent is The Corporation Trust Company.

   THIRD: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity which limited liability companies may be organized under the Limited Liability Company Act (6 Del C. ss. 18-101 et seq).

   FOURTH: The latest date on which the limited liability company is to dissolve is December 31, 2023.

   I, the undersigned, being the person authorized to execute this Certificate of Formation, for the purpose of forming a limited liability company pursuant to the Limited Liability Company Act, do make this certificate, acknowledging the penalty of perjury, hereby declare and certify that this Instrument is my act and deed and the facts stated are true, and accordingly have hereunto set my hand this 18th day of November, 1998.

                                     /s/  Kevin P. Breslin
                                     ------------------------------------------
                                     Authorized Representative
                                     Kevin P. Breslin